UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2010

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

On December 29, 2010, the Golsen Family, L.L.C. (“GFLLC”) adopted a prearranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  The trading plan provides for the sale of up to 100,000 shares of common stock of LSB Industries, Inc. (the “Company”) at prices not less than $34.00 per share.  The trading plan is effective for one-year beginning the earlier of (a) three days after the Company publicly announces its 2010 earnings results or (b) March 17, 2011.  The Company’s legal department approved the trading plan pursuant to the Company’s pre-clearance procedures.  GFLLC entered into the plan as part of its members’ long-term estate and tax planning strategy.

All of the outstanding membership interests in GFLLC are beneficially owned, directly or indirectly, by Jack E. Golsen (Chief Executive Officer and Chairman of the Board of the Company) and members of his family, including Barry H. Golsen (President and member of the Board of Directors of the Company) and Steven J. Golsen (President of certain subsidiaries of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 2011

LSB INDUSTRIES, INC.

By:  Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance,
Chief Financial Officer